Exhibit 99.1

CONTACTS:

Brian Turcotte

Investor Relations

561-438-3657

brian.turcotte@officedepot.com

Brian Levine

Public Relations

561-438-2895

brian.levine@officedepot.com

OFFICE DEPOT ANNOUNCES DEPARTURE OF

INTERNATIONAL DIVISION PRESIDENT

Boca Raton, Fla., September 26, 2011 — Office Depot (NYSE: ODP) announced that Charlie Brown, President, International Division, is leaving the organization effective today.

“Charlie Brown was terminated for having an improper relationship with another associate,” said Neil Austrian, Office Depot’s Chairman and Chief Executive Officer. “The company has a zero tolerance policy in this regard. Our business leadership in Europe and Asia will now report to me, and Mike Newman, Executive Vice President and Chief Financial Officer, will assume responsibility for our joint venture with Office Depot de Mexico as well as our overall Latin American development.”

About Office Depot

Celebrating 25 years as a leading global provider of office supplies and services, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides supplies and services to its customers through 1,627 worldwide retail stores, a dedicated sales force, top-rated catalogs and global e-commerce operations. Office Depot has annual sales of approximately $11.6 billion, and employs about 40,000 associates around the world. The Company provides more office supplies and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 56 countries.

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